  Exhibit 99.1

SUPER LEAGUE GAMING REPORTS SECOND QUARTER 2020 RESULTS

Revenues Up 45% Year-Over-Year; Gross Margins Rise Sharply on Surge in User Engagement

SANTA MONICA, Calif., August 11, 2020 -- Super League Gaming (Super League or the Company) (Nasdaq: SLGG), a global leader in competitive video gaming and esports entertainment for everyday players around the world, reported recent operational developments and financial results for the second quarter ended June 30, 2020.

Recent Operational Developments

●
Reached milestone of one billion viewer impressions year-to-date across all platforms.
●
Exceeded two million registered users.
●
Powered an Apex Legends tournament and broadcast for Wounded Warrior Project (WWP), with donations made during gameplay supporting WWP programs.
●
Partnered with USA Today Sports Media Group to produce esports tournaments, starting with Madden NFL 20.

Key Performance Indicators (KPIs) Through July 31, 2020

●
Registered users – 2.1 million, up over 115% year-to-date, exceeding 2020 target.
●
Engagement hours – 36 million vs.15 million for all of 2019, exceeding 2020 target.
●
Viewer Impressions – 1.1 billion vs.120 million for all of 2019, more than double 2020 target.

Management Commentary
“Interactive gaming in general and esports in particular, continue to be a significant and increasingly important source of entertainment,” said Ann Hand, CEO of Super League. “While we are pleased to report that we have met all of our annual KPI targets halfway through the year, we are even more encouraged by our revenue growth and potential. The ad inventory that we have amassed along with an investment in our direct sales force are positioning us well to monetize a greater portion of our growing network capacity. In addition, we have advanced our content production and broadcast technology platform to not only enhance our ability to deliver high quality streams, but also create new business opportunities beyond esports. Furthermore, we are starting to gain traction with our direct-to-consumer offers. We will continue to invest in growing our audience and increasing our capability to support these diversified revenue streams, which we believe position Super League well in the current climate and beyond.”

Second Quarter 2020 Financial Results
Revenues in the second quarter of 2020 increased 45% to $324,000, from $223,000 in the comparable prior year quarter. The increase was primarily driven by a significant increase in advertising and content sales revenues relative to the comparable prior year quarter, reflecting our continued focus on the acceleration of the monetization of our increasing advertising inventory and amateur gameplay content.

Cost of revenues in the second quarter of 2020 increased slightly to $116,000, from $113,000 in the comparable prior year quarter, as compared to the 45% increase in revenues for the same period. The less than proportionate change in cost of revenues was driven by lower costs associated with our largely digital and online revenue generating activities in the second quarter of 2020, and the increase in lower cost advertising and content sales in the second quarter of 2020. Gross margins for the second quarter of 2020 were 64%, as compared to 49% for the comparable prior year quarter.

Total operating expenses in the second quarter of 2020 decreased to $4.8 million compared to $5.6 million in the comparable prior year quarter. The decrease was primarily due to a $1.4 million decrease in non-cash stock compensation expense related to the vesting of certain employee performance-based options and warrants in the second quarter of 2019. This was partially offset by increases in sales and marketing personnel costs related to the investment in our direct sales force focused on the acceleration of the monetization of our increasing advertising inventory and premium content, and an increase in technology platform costs and corporate insurance costs.

On a GAAP-basis, which includes significant non-cash charges, net loss in the second quarter of 2020 was $4.6 million or $(0.48) per share, compared to a net loss of $5.5 million or $(0.65) per share in the comparable prior year quarter. Non-cash charges in the second quarter of 2020 included $0.4 million in stock-based compensation expenses compared to $1.8 million in the comparable prior year quarter.

Proforma net loss for the second quarter of 2020 was $4.1 million compared to $3.7 million in the comparable prior year quarter.

At June 30, 2020, the Company’s cash position totaled $6.2 million compared to $8.4 million at December 31, 2019, including approximately $6.0 million in net proceeds from the sale of 1.85 million shares of common stock at $3.50 per share, pursuant to a registered direct offering that closed on May 15, 2020.

Conference Call
The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2020 results and provide a business update.

Date: Tuesday, August 11, 2020
Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)
Toll-free dial-in number: (866) 987-6716
International dial-in number: (630) 652-5945
Conference ID: 8415938

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.SuperLeague.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through August 18, 2020.

Toll-free replay number: (855) 859-2056
International replay number: (404) 537-3406
Replay ID: 8415938

About Super League Gaming
Super League Gaming (Nasdaq: SLGG) is a leading gaming community and content platform that gives everyday gamers multiple ways to connect and engage with others while enjoying the video games they love. Powered by proprietary technology systems, Super League offers players the ability to create gameplay-driven experiences they can share with friends, the opportunity to watch live streaming broadcasts and gameplay highlights across digital and social channels, and the chance to compete in events and challenges designed to celebrate victories and achievements across multiple skill levels. With gameplay and content offerings featuring more than a dozen of the top video game titles in the world, Super League is building a broadly inclusive, global brand at the intersection of gaming, experiences and entertainment. Whether to access its expanding direct audience or the company’s unique content production and virtual event capabilities, third parties ranging from consumer brands, video game publishers, television companies, traditional sports organizations, concert promoters, and more, are turning to Super League to provide integrated solutions that drive business growth.

Forward-Looking Statements
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve substantial risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed or implied by such statements. Forward-looking statements in this communication include, among other things, statements about our potential growth opportunities, new products and potential market opportunities. Risks and uncertainties include, among other things, our ability to implement our plans, forecasts and other expectations with respect our business; our ability to realize the anticipated benefits of events that took place during the quarter ended June 30, 2020, including the possibility that the expected benefits will not be realized or will not be realized within the expected time period; unknown liabilities that may or may not be within our control; attracting new customers and maintaining and expanding our existing customer base; our ability to scale and update our platform to respond to customers’ needs and rapid technological change; increased competition on our market and our ability to compete effectively, and expansion of our operations and increased adoption of our platform internationally. Additional risks and uncertainties that could affect our financial results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019, filed on March 23, 2020 and other filings that we make from time to time with the Securities and Exchange Commission which, once filed, are available on the SEC’s website at www.sec.gov. In addition, any forward-looking statements contained in this communication are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Information About Non-GAAP Financial Measures
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our condensed financial statements included in our Quarterly Report on Form 10-Q for the period ended June 30, 2019, which financial statements were prepared and presented in accordance with GAAP, this earnings release includes proforma net loss, a financial measure that is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use proforma net loss, proforma earnings per share (EPS) and other non-GAAP financial measures for internal financial and operational decision-making purposes and to evaluate period-to-period comparisons of the performance and results of operations of our business. Our management believes these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our business by excluding non-cash stock compensation charges, non-cash interest charges on convertible debt, and non-cash prepaid in-kind advertising charges that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Proforma Net Loss and EPS. We define Proforma Net Loss as net loss calculated in accordance with GAAP, but excluding non-cash stock compensation charges, non-cash interest charges on convertible debt (including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features), and non-cash prepaid in-kind advertising charges. Proforma EPS is defined as Proforma net income divided by the weighted average outstanding shares, on a fully diluted basis, calculated in accordance with GAAP, for the respective reporting period.

Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

Non-cash interest charges related to convertible debt outstanding, if any, including accrued periodic interest, periodic or accelerated amortization of debt discount charges and charges related to convertible debt related beneficial conversion features, primarily reflects the attribution of value to common stock purchase warrants and the beneficial conversion feature embedded in the convertible debt instruments, and the expensing of these amounts on a straight-line basis over the term of the convertible debt as additional interest cost related to the debt. These non-cash amounts are reflected in other expense and are not expenses associated with our core business operations. Management believes that providing a non-GAAP financial measure that excludes non-cash interest charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results.

There are several limitations related to the use of proforma net loss and EPS versus net loss EPS calculated in accordance with GAAP. For example, non-GAAP net loss excludes the impact of significant non-cash stock compensation and debt related interest charges that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation and retention programs and the cost associated with common stock purchase warrants and beneficial conversion features embedded in convertible debt outstanding is a critical component of the cost of debt financings. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net loss and evaluating non-GAAP net loss in conjunction with net loss and EPS calculated in accordance with GAAP.

The accompanying table below titled “Reconciliation of GAAP to Non-GAAP Financial Information” provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.

Investor Relations:
Sean McGowan and Cody Slach
Gateway Investor Relations
(949) 574-3860
SLG@GatewayIR.com

Media Contact:
Gillian Sheldon
(213) 718-3880
Gillian.Sheldon@superleague.com

SUPER LEAGUE GAMING, INC.
CONDENSED BALANCE SHEETS
(Unaudited)

	Balance At	Balance At
	June 30, 2020	December 31, 2019
Assets
Cash	$6,241,000	$8,442,000
Accounts receivable	497,000	293,000
Prepaid expenses and other current assets	1,361,000	924,000
Total current assets	8,099,000	9,659,000

Property and Equipment, net	186,000	239,000
Intangible and Other Assets, net	1,953,000	1,984,000
Goodwill	2,565,000	2,565,000
Total assets	$12,803,000	$14,447,000

Liabilities
Accounts payable and accrued expenses	$850,000	$853,000
Deferred Revenue	-	151,000
Total current liabilities	850,000	1,004,000

Long-term note payable	1,202,000	-
Total Liabilities	2,052,000	1,004,000

Stockholders’ Equity
Common Stock	20,000	18,000
Additional paid-in capital	106,237,000	99,237,000
Accumulated deficit	(95,506,000)	(85,812,000)
Total stockholders’ equity	10,751,000	13,443,000
Total liabilities and stockholders’ equity	$12,803,000	$14,447,000

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

REVENUE	$324,000	$223,000	$567,000	$472,000

COST OF REVENUE	(116,000)	(113,000)	(233,000)	(187,000)

GROSS PROFIT	208,000	110,000	334,000	285,000

OPERATING EXPENSES
Selling, marketing and advertising	1,256,000	971,000	2,529,000	1,943,000
Technology and platform development	1,685,000	1,264,000	3,590,000	2,428,000
General and administrative	1,826,000	3,380,000	3,922,000	7,555,000
Total operating expenses	4,767,000	5,615,000	10,041,000	11,926,000

NET OPERATING LOSS	(4,559,000)	(5,505,000)	(9,707,000)	(11,641,000)

OTHER INCOME (EXPENSE)
Interest expense	(2,000)	-	(2,000)	(9,938,000)
Other	1,000	-	15,000	5,000
OTHER INCOME (EXPENSE)	(1,000)	-	13,000	(9,933,000)

NET LOSS	$(4,560,000)	$(5,505,000)	$(9,694,000)	$(21,574,000)

Net loss attributable to common stockholders - basic and diluted
Basic and diluted loss per common share	$(0.48)	$(0.65)	$(1.07)	$(3.00)
Weighted-average number of shares outstanding, basic and diluted	9,547,819	8,413,090	9,066,386	7,199,829

SUPER LEAGUE GAMING, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019

GAAP net loss	$(4,560,000)	$(5,505,000)	$(9,694,000)	$(21,574,000)
Add back:
Non-cash stock compensation	397,000	1,799,000	1,099,000	4,529,000
Non-cash debt related interest charges	-	-	-	9,937,000
Other noncash items	107,000	-	306,000	-
Proforma net loss	$(4,056,000)	$(3,706,000)	$(8,289,000)	$(7,108,000)

Pro forma non-GAAP net earnings (loss) per common share — diluted	$(0.42)	$(0.44)	$(0.91)	$(0.99)
Non-GAAP weighted-average shares — diluted	9,547,819	8,413,090	9,066,386	7,199,829

SUPER LEAGUE GAMING, INC.
CONDENSED STATEMENT OF CASH FLOWS
(Unaudited)
	For the Six Months Ended
	June 30,
	2020	2019

Operating Activities
Net loss	$(9,694,000)	$(21,574,000)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	854,000	485,000
Stock-based compensation	1,099,000	4,529,000
Amortization of discount on convertible notes	-	2,684,000
Beneficial conversion feature	-	7,067,000
Changes in assets and liabilities
Accounts Receivable	(204,000)	33,000
Prepaid Expenses and Other Assets	(484,000)	(598,000)
Accounts payable and accrued expenses	(5,000)	284,000
Deferred Revenue	(151,000)	20,000
Accrued interest on convertible notes	-	187,000
Net Cash Provided by Operating Activities	(8,585,000)	(6,883,000)

Investing Activities
Cash paid for acquisition of Framerate	-	(1,491,000)
Purchase of property and equipment	(6,000)	(33,000)
Capitalization of software development costs	(691,000)	(560,000)
Acquisition of other intangibles	(72,000)	(105,000)
Net Cash Provided by Investing Activities	(769,000)	(2,189,000)

Financing Activities
Proceeds from issuance of common Stock, net	5,953,000	22,458,000
Proceeds from convertible notes, net	1,200,000	-
Proceeds from warrant exercise	-	20,000
Net Cash Provided by Financing Activities	7,153,000	22,478,000

Net Cash (Decrease) Increase for the Period	(2,201,000)	13,406,000
Cash at Beginning of the Period	8,442,000	2,774,000
Cash at End of the Period	$6,241,000	$16,180,000